EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 6, 2007 (except for the second paragraph of Note 10, as to which the date is May 2, 2007), with respect to the financial statements of Strategic Technologies, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Consonus Technologies, Inc. for the registration of its shares of common stock.

/s/ Ernst & Young LLP

Raleigh, North Carolina

May 2, 2007